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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Orchid BioSciences, Inc.
(609) 750-2200
Barbara L. Lindheim
Vice President, Strategic Communications

             ORCHID ANNOUNCES $23.0 MILLION OFFERING OF COMMON STOCK

PRINCETON, N.J., Feb. 21, 2002 - Orchid BioSciences, Inc. (Nasdaq: ORCH) today announced a public offering of 8.0 million newly issued shares of common stock. The offering is being underwritten by Robertson Stephens, Inc. Orchid has granted Robertson Stephens, Inc. an option to purchase up to an additional 1.2 million shares of common stock to cover over-allotments, if any. The shares are being offered through a prospectus supplement pursuant to the company's effective shelf registration statement. If all of the shares in the offering are sold, including the over-allotment shares, the offering will result in gross proceeds of approximately $23.0 million.

Orchid plans to use the proceeds from the transaction to support sales and marketing activities for Orchid's new products, the introduction of SNP scoring technology into Orchid's identity genomics business, the commercialization of Orchid GeneShield's personalized medicine business, and general corporate purposes.

Copies of the final prospectus related to the offering may be obtained from the Prospectus Department of Robertson Stephens, Inc., 555 California Street, Suite 2600, San Francisco, CA 94104, (415) 676-2526.

About Orchid BioSciences
------------------------

Orchid BioSciences' five business units are leading providers of products, services and technologies for genetic diversity analyses. Orchid's proprietary single nucleotide polymorphism (SNP) scoring technology, SNP-IT(TM), powers the SNPstream(R) instruments, SNPware(TM) consumables and high throughput SNP scoring services sold by Orchid Life Sciences to pharmaceutical, biotechnology, agricultural and academic customers. The versatility of SNP-IT has enabled Orchid to partner with industry leaders to make SNP-IT-enabled products available on a wide variety of instrument platforms as part of Orchid's Platform Propagation(TM) strategy. Orchid provides identity genomics testing for paternity and forensics through its Orchid GeneScreen and Orchid Cellmark business units. Orchid Diagnostics markets products and services for HLA typing, disease susceptibility testing and immunogenetics, and Orchid GeneShield is developing programs designed to accelerate the adoption of personalized medicine. More information on Orchid can be found at its web site www.orchid.com.

                                     -more-

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ORCHID ANNOUNCES $23.0 MILLION OFFERING OF COMMON STOCK...2 OF 2

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Orchid's plans to use the proceeds from the transaction to support sales and marketing activities for Orchid's new products, the introduction of SNP scoring technology into Orchid's identity genomics business, the commercialization of Orchid GeneShield's personalized medicine business and general corporate purposes . Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid products, dependence on collaborations and partners, regulatory approvals, competition, intellectual property of others, and patent protection and litigation. Orchid does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law. These risks and other additional factors affecting Orchid's business are discussed in Orchid's registration statement on Form S-4, filed with the Securities and Exchange Commission, which registration statement became effective on November 5, 2001 and in reports filed by Orchid with the Securities and Exchange Commission from time to time. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.